[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                               September 26, 2001

VIA EDGAR

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 1 to the Registration Statement on Form S-1 for Golden American Life Insurance Company (File No. 333-68138). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very Truly Yours,
                                SUTHERLAND ASBILL & BRENNAN LLP

                                By: /s/David S. Goldstein
                                    ---------------------------
                                    David S. Goldstein